EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cargill, Incorporated:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the Amendment No. 1 to the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota

June 15, 2004